STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT is made as of the _______ day of __________, 1999, by and between Spectrum Information Technologies, Inc. a Delaware Corporation (the "Company") and Powers & Co. (the "Optionee".

     WHEREAS, the Company and the Optionee have entered into a Stock Purchase Agreement dated July 26, 1999, providing for the sale to the Optionee of shares of common stock, par value $0.001 per share, of The Company (the "Common Stock"), and the stock option described herein for an aggregate purchase price of $1,250,000, subject to conditions precedent set forth therein; and

     WHEREAS, the conditions precedent set forth in such Stock Purchase Agreement have been satisfied;

     NOW, THEREFORE, in consideration of the payment described, the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (hereafter called this "Option"), to purchase all or any part of an aggregate of 500,000 shares of Common Stock on the terms and conditions set forth herein.

     2. EXERCISE PRICE AND EXPIRATION. The exercise price and the expiration dates as to the share underlying this Option shall be as follows:

Number of Share               Exercise Price           Expiration Date
---------------               ---------------          ---------------

500,000                       $2.50 per share          ______________, 2004

     3. DURATION. This Option shall become exercisable upon issuance of this Agreement and shall remain exercisable at the stated price through the expiration date set forth above. To facilitate partial transfer, exercise or sale, this Option may be subdivided into options in smaller denominations upon the Optionee's request in writing from time to time.

     4. LIMITATION ON DISPOSITION. This Option and shares of Common Stock underlying this Option have not been registered under the Securities Act of 1933 (the "Act") or under applicable state securities laws and, therefore, cannot be sold, assigned, or otherwise transferred unless subsequently registered under the Act and under applicable state securities laws or an exemption from such registration is then available. The Optionee hereby agrees that it will not sell, assign, or transfer this Option or the shares of Common Stock underlying this Option unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to a legal opinion reasonably acceptable to the Company.

     5. MANNER OF EXERCISE OF OPTION. This Option may be exercised, subject to the terms and conditions contained herein, by delivering written notice to the Chief Executive Officer or Treasurer of the Company at its principal office no less than three days in advance of the proposed exercise date. Such notice shall specify the number of shares of Common Stock with respect to which this Option is being exercised and the effective date of the proposed exercise and shall be signed by the Optionee. The notice shall be accompanied by a certified check or cash in the amount of the aggregate option exercise price for such number of shares. In no event shall stock be issued or certificates be delivered until full payment shall have been received by the Company as to such exercise or partial exercise, nor shall the Optionee have any right or status as a shareholder of such underlying shares prior to such exercise. Certificates for shares of Common Stock purchased upon the exercise of this Option shall be delivered to the Optionee as soon as practicable following the effective date on which this Option is exercised.

     6. ADJUSTMENT ON RECAPITALIZATION, MERGER OR REORGANIZATION. If the outstanding shares of the Common Stock of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue Common Stock as a dividend or upon a stock split, then the number of shares subject to the unexercised portion of this Option shall be appropriately adjusted by the Board of Directors of the Company. Any such adjustment shall be made without change in the total exercise price applicable to the unexercised portion of this Option. If, in the event of a merger or consolidation, the Company is not the surviving corporation, and the event that the agreement of merger or consolidation does not provide for the substitution of a new option for this Option, or for the assumption of this Option by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation, to exercise this Option in whole or in part, provided, however, that this Option shall not be exercisable in whole or in part later than the date noted in paragraph 2 above. Any adjustments made pursuant to this paragraph shall be made by the Board of Directors of the Company, whose good faith determination in compliance with Delaware law, as to what adjustment shall be made and the extent thereof, shall be final, binding and conclusive. In computing any adjustment hereunder, any fractional share which might otherwise become subject to this Option shall be eliminated.


SPECTRUM INFORMATION TECHNOLOGIES, INC


By: ___________________________________________________
    Jon Gerber, Vice-President, Secretary and Treasurer


OPTIONEE

POWERS & CO.


By: ___________________________________________________
    Lawrence M. Powers, Owner


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